UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 30, 2007

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 5.02                                       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)           Amendment to 2002 Equity Incentive Plan

On October 30, 2007, our shareholders approved an amendment to our 2002 Equity Incentive Plan that increased the total number of shares for which awards may be granted from 1,826,264 to 2,326,264.  The terms and conditions of such plan are set forth under the caption “Proposal No. 2 Amendment to 2002 Equity Incentive Plan” in our Definitive Schedule 14A (Proxy Statement) filed with the Securities and Exchange Commission on September 25, 2007.  Such description, which is qualified in its entirety by reference to the Amended and Restated 2002 Equity Incentive Plan at Exhibit 10 to this report, is incorporated by reference in response to this Item 5.02.

ITEM 8.01                                       OTHER EVENTS

Election of Directors

On October 30, 2007, our shareholders elected the following six persons to serve on our board of directors until the next annual meeting of shareholders and until their respective successors are elected and duly qualified:  Steve J. Wagenheim, James G. Gilbertson, Eugene E. McGowan, Arthur E. Pew III, Dermot F. Rowland, and Bruce H. Senske.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: October 31, 2007	By:	/s/ Peter P. Hausback
Peter P. Hausback
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to our Definitive Schedule 14A (Proxy Statement), filed on September 25, 2007 (File No. 000-29643)).